Exhibit 10.1

FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment (“Amendment”) is made and entered into as of March 1, 2014 (the “Amendment Effective Date”) by and between St. Jude Children’s Research Hospital, having its principal place of business at 262 Danny Thomas Place, Memphis, Tennessee 38105 (“INSTITUTION”), and Ultragenyx Pharmaceutical Inc., a Delaware corporation having a principal place of business at 60 Leveroni Court, Novato, CA 94949 (“LICENSEE”).

Agreement

Whereas, LICENSEE and INSTITUTION entered into the certain License Agreement effective September 1, 2012 (the “License Agreement”);

Whereas, the parties desire to amend the License Agreement as specified herein.

Now, Therefore, in consideration of the mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LICENSEE and INSTITUTION hereby agree as follows:

1.All capitalized terms used in this Amendment and not otherwise defined herein shall have the same meaning as defined in the License Agreement.

2.The following new Section 3.4 is hereby added after the end of Section 3.3 of the License Agreement:

“3.4As between the Parties, INSTITUTION shall have the first right to prosecute and maintain the Licensed Patents worldwide at its own cost and expense.  INSTITUTION will notify LICENSEE of any decision not to continue to prosecute, maintain or pay the expenses of prosecution or maintenance of any Licensed Patent.  Notwithstanding the foregoing, with respect to the prosecution and maintenance of that certain Licensed Patent with the International Application Number PCT/US2012/052629 (the “Licensee Directed Prosecution”), (a) LICENSEE will reimburse INSTITUTION all reasonable out-of-pocket fees associated with the Licensee Directed Prosecution in the European Union, Japan, Australia and Canada (collectively, the “629 Ex-US Patent Expenses”); and (b) INSTITUTION will (i) keep LICENSEE advised of the status of all communications and actual and prospective filings regarding the Licensee Directed Prosecution, (ii) give LICENSEE a reasonable opportunity (but in no event less than thirty (30) business days) to review and comment on any such communications and filings proposed to be sent to any applicable patent authority with respect to the Licensee Directed Prosecution and (iii) reasonably consider in good faith all comments of LICENSEE before making any such communication or filing.  As long as LICENSEE is reimbursing the 629 Ex-US Patent Expenses in accordance with this Section 3.4, INSTITUTION shall continue and shall not cease the Licensee Directed Prosecution in the European Union, Japan, Australia

and Canada.  Any such 629 Ex-US Patent Expenses paid by LICENSEE pursuant to this Section 3.4 shall be fully creditable against any future payment that may be due by LICENSEE under any license agreement entered into between the parties in accordance with Section 3.3.”

3.Each party hereby represents and warrants to the other that it has the power and authority to enter into this Amendment and this Amendment constitutes a legal, valid and binding obligation, enforceable against such party in accordance with its terms.

4.This Amendment shall be effective upon the Amendment Effective Date set forth above.

5.Except as expressly modified herein, all of the terms and conditions of the License Agreement shall remain in full force and effect.  To the extent that there are any inconsistencies between this Amendment and the License Agreement, the terms of this Amendment shall govern and shall supersede the License Agreement.

6.This Amendment shall be interpreted and enforced in accordance with the laws of the State of New York, without reference to principles of conflicts of laws.

7.This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.  Each Party may execute this Amendment by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail.  Facsimile or PDF signatures of authorized signatories of the Parties will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Amendment.

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In Witness Whereof, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date set forth above.

Ultragenyx Pharmaceutical Inc.St Jude Children’s Research Hospital

By:   /s/ Tom KassbergBy:   /s/ J. Scott Elmer

Name:  Tom KassbergName:  J. Scott Elmer

Title:  CBOTitle:  Director, Technology Licensing